UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 9, 2015
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On March 9, 2015, Papa Murphy’s Company Stores, Inc. ("PMCS"), a wholly-owned subsidiary of Papa Murphy's Holdings, Inc., completed the purchase of certain assets used in the operation of six Papa Murphy's stores in the Seattle, Washington area from M2AD Management, Inc., the previous operator of the six Papa Murphy's stores (the "Seller"), pursuant to the terms of a Purchase and Sale Agreement by and among PMCS and the Seller (the "Agreement"). The total purchase price ("Purchase Price") was $4.0 million, subject to customary adjustments as stated in the Agreement. All of the Purchase Price was paid for with existing cash. PMCS also agreed to assume lease agreements for the six acquired stores which have expiration dates ranging from July 2016 to May 2020.

Item 9.01 Financial Statements and Exhibits.
(a) Financial statements of businesses acquired.
The required financial statements related to the acquisition described in Item 2.01 above are not included in this Current Report on Form 8-K. The financial statements will be provided in an amendment to this Current Report on Form 8-K to be filed by the registrant no later than May 23, 2015.
(b) Pro forma financial information.
The required pro forma financial information relative to the acquisition described in Item 2.01 above is not included in this Current Report on Form 8-K. The pro forma financial information will be provided in an amendment to this Current Report on Form 8-K to be filed by the registrant no later than May 23, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
Name: Mark Hutchens
Title: Chief Financial Officer

Date: March 13, 2015